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                                                                     EXHIBIT 5.1

                           WILMER, CUTLER & PICKERING

                               2445 M Street, N.W.
                           Washington, D.C. 20037-1420
                            Telephone (202) 663-6000
                            Facsimile (202) 663-6363
                                October 18, 1999

Aether Systems, Inc.
11460 Cronridge Drive
Owings Mills, Maryland 21117

Gentlemen:

            As counsel for Aether Systems, Inc., a Delaware corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-1 (File No. 333-85697), first filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") on August 20, 1999, as amended and supplemented (the "Registration Statement"), which relates to your offering of shares of the Company's Common Stock, par value $.01 by the Company (the "Shares").

            In connection with the foregoing, we have examined (1) the form of Amended and Restated Certificate of Incorporation of the Company filed as
Exhibit 3.1 to the Registration Statement (the "Amended Certificate"), to be filed with the Secretary of State of Delaware on or prior to the closing of the offering of the Shares, (2) the form of Bylaws of the Company filed as Exhibit
3.2 to the Registration Statement, (3) the Registration Statement, (4) the proposed form of Purchase Agreement filed as Exhibit 1.1 to the Registration Statement with respect to the Shares (the "Purchase Agreement"), (5) the form of stock certificate for common stock of the Company filed as Exhibit 4.1 to the Registration Statement, (6) certain resolutions adopted or to be adopted by the Board of Directors and (7) such other records, certificates and documents of public officials, the Company and its officers and directors as we have deemed necessary to render this opinion.

            In our examination of the aforesaid certificates, records and documents, we have assumed without verification the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion is given, and all statements herein are made, in the context of the foregoing.

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            This opinion letter is based as to matters of law solely on the
General Corporation Law of the State of Delaware. Although we are not members of the bar of the State of Delaware, we have made such examination of the laws of that state as we deemed necessary to render the opinions set forth herein. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

      Based on such examination and assumptions, we are of the opinion that upon filing of the Amended Certificate the Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Purchase Agreement, will be validly issued, fully paid and non-assessable.

      We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

            We hereby consent to the filing of this opinion letter as Exhibit
5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Act.

                                Very truly yours,

                              WILMER, CUTLER  & PICKERING

                              By: /S/ MARK A. DEWIRE
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                                  Mark A. Dewire, Esq.,  a partner


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